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                                                                       EXHIBIT S

                                                    THE HUNTINGTON NATIONAL BANK
                                                    REVOLVING NOTE

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City Office Cleveland (66) Division 20-79   Branch 079-1120       [ ] Secured
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Account No. 8291713758          Note No.                          [X] Unsecured
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Account Name The Kindt Collins Company
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[X] Corporation  [ ] Partnership   [ ] Individual/Proprietorship  [ ] Other
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Bank Approval Officer Initial           Bank Closing Officer Initial
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$5,000,000.00                    Cleveland, Ohio                   July 1, 1998
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     FOR VALUE RECEIVED, the undersigned, jointly and severally if more than one, promise to pay to the order of The Huntington National Bank (hereinafter called the "Bank", which term shall include any holder hereof) at such place as the Bank may designate or, in the absence of such designation, at any of the Bank's offices, the sum of Five Million and No/100 Dollars ($5,000,000.00), or so much thereof as shall have been advanced by the Bank at any time and not hereafter repaid (hereinafter called the "Principal Sum") together with interest as hereinafter provided, and payable at the time(s) and in the manner(s) hereinafter provided. The proceeds of the loan evidenced hereby may be advanced, repaid and readvanced, in partial amounts, during the term of this Note and prior to maturity. Each such advance shall be made to the undersigned upon receipt by the Bank of disbursement instructions and upon receipt, review and approval by the Bank of the undersigned's application for an advance, which shall be in such form and contain such information as the Bank shall from time to time prescribe. The Bank shall be entitled to rely on any oral or telephonic communication requesting an advance and/or providing disbursement instructions hereunder, which shall be received by it in good faith from anyone reasonably believed by the Bank to be the undersigned, or the undersigned's authorized agent. The undersigned agree that all advances made by the Bank will be evidenced by entries made by the Bank into its electronic data processing system and/or internal memoranda maintained by the Bank. The undersigned further agree that the sum or sums shown on the most recent printout from the Bank's electronic data processing system and/or such memoranda shall be rebuttably presumptive evidence of the amount of the Principal Sum and of the amount of any accrued interest. Each request for an advance shall constitute a warranty and representation by the undersigned that no event of default hereunder or under any related loan documents has occurred and is continuing and that no event or circumstance which would constitute such an event of default, but for the requirement that notice be given or time elapse or both, has occurred and is continuing.

     [ ] If marked, this Note is executed and any advances contemplated hereunder are to be made pursuant to a loan agreement dated ___________, 19__ and all the covenants, representations, agreements, terms and conditions contained therein, including, but not limited to, additional conditions of default and conditions to any partial advances, are incorporated herein as if fully rewritten.

INTEREST

     Prior to maturity, interest will accrue on the unpaid balance of the Principal Sum at a variable rate of interest per annum, which shall change in the manner set forth below, equal to 1.85 percentage points in excess of the Daily Fluctuating LIBO Rate (as hereinafter defined), such sum to be rounded up, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16 of 1.0%) per annum. If the obligation evidenced by this Note is not paid at maturity, whether maturity occurs by lapse of time, demand, acceleration or otherwise, the unpaid balance of the Principal Sum and any unpaid interest thereon shall, thereafter until paid, bear interest at a rate equal to 2.0 percentage points (which shall be 0.00 percentage points, unless completed) in excess of the variable rate of interest indicated above.

     All interest shall be calculated on the basis of a 360 day year for the actual number of days the Principal Sum or any part thereof remains unpaid. The amount of any payment shall first be applied to the payment of any interest which is due.

     As used herein, Daily Fluctuating LIBO Rate shall mean the rate obtained by dividing (1) the actual or estimated per annum rate, or the arithmetic mean of the per annum rates, of interest for deposits in U.S.

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dollars for one (1) month periods, as offered and determined by the Bank in its sole discretion based upon information which appears on page 3750, captioned British Bankers Assoc. Interest Settlement Rates, of Telerate, a service of Telerate Systems Incorporated (or such other page that may replace that page on that service for the purpose of displaying London interbank offered rates; or, if such service ceases to be available, such other reasonably comparable money rate service as the Bank may select) or upon information obtained from any other reasonable procedure, on each date the Daily Fluctuating LIBO Rate is determined; by (2) an amount equal to one minus the stated maximum rate (expressed as a decimal), if any, of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on each date the Daily Fluctuating LIBO Rate is determined by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System, or any other regulations of any governmental authority having jurisdiction with respect thereto, all as conclusively determined by the Bank. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, the Daily Fluctuating LIBO Rate shall change automatically without notice to the undersigned immediately on each Banking Day with each change in the Daily Fluctuating LIBO Rate or the reserve requirement, as applicable, with any change thereto effective as of the opening of business on the day of the change.

         As used herein, Banking Day shall mean any day other than a Saturday or a Sunday on which banks are open for business in Columbus, Ohio, and on which banks in London, England, settle payments.

         In the event that the Bank reasonably determines that by reason of (1) any change arising after the date of this Note affecting the interbank eurocurrency market or affecting the position of the Bank with respect to such market, adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Daily Fluctuating LIBO Rate then being determined is to be determined, (2) any change arising after the date of this
Note in any applicable law or governmental rule, regulation or order (or any interpretation thereof, including the introduction of any new law or governmental rule, regulation or order), or (3) any other circumstance affecting the Bank or the interbank market (such as, but not limited to, official reserve requirements required by Regulation D of the Board of Governors of the Federal Reserve System), the Daily Fluctuating LIBO Rate plus the applicable spread shall not represent the effective pricing to the Bank of making advances based upon such rate, then, and in any such event, the ability of the undersigned to request advances based upon the Daily Fluctuating LIBO Rate shall be suspended until the Bank shall notify the undersigned that the circumstances causing such suspension no longer exist and, beginning on the date of such suspension and prior to maturity, interest will accrue on the Principal Sum at a variable rate of interest per annum, which shall change in the manner set forth below, equal to the Prime Commercial Rate (as hereinafter defined).

         In the event that on any date the Bank shall have reasonably determined that the making or continuation of advances based upon the Daily Fluctuating LIBO Rate has become unlawful by compliance by the Bank in good faith with any law, governmental rule, regulation or order, then, and in any such event, the Bank shall promptly give notice thereof to the undersigned. In such case, the ability of the undersigned to request an advance hereunder based upon the Daily Fluctuating LIBO Rate shall be terminated and, when required by law, interest will accrue on the Principal Sum prior to maturity at a variable rate of interest per annum, which shall change in the manner set forth below, equal to the Prime Commercial Rate.

         As used herein, Prime Commercial Rate shall mean the rate established by the Bank from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily the Bank's most favored rate. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically without notice to the undersigned immediately with each change in the Prime Commercial Rate. If during any time when the Principal Sum is accruing interest hereunder based upon the Prime Commercial Rate the obligation evidenced by this Note is not paid at maturity, whether maturity occurs by lapse of time, demand, acceleration or otherwise, the unpaid balance of the Principal Sum and any unpaid interest thereon shall, thereafter until paid, bear interest at a rate equal to ___ percentage points (which shall be 0.00 percentage points, unless completed) in excess of the Prime Commercial Rate.

         If, due to (1) the introduction of or any change in or in the interpretation of any law or regulation, (2) the compliance with any guideline or request from any central bank or other public authority (whether or not having the force of law), or (3) the failure of the undersigned to repay any advance when required by the terms of this Note, there shall be any loss or increase in the cost to the Bank of agreeing to make or making, funding or maintaining any advance hereunder based upon the Daily Fluctuating LIBO Rate, then



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the undersigned agree that the undersigned shall, from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for such loss or increased cost. A certificate as to the amount of such loss or increase cost, submitted to the undersigned by the Bank, shall be conclusive evidence, absent manifest error, of the correctness of such amount.

MANNER OF PAYMENT

         The Principal Sum shall be due and payable on demand and accrued interest shall be payable monthly, beginning on July 31, 1998, and at final maturity, whether by demand, acceleration or otherwise.

LATE CHARGE

         Any installment or other payment not made within 10 days of the date such payment or installment is due shall be subject to a late charge equal to 5% of the amount of the installment or payment.

SECURITY

         As security for the payment of the obligations evidenced hereby, and of all other obligations and liabilities of the undersigned, and each of them, to the Bank, whether now existing or hereafter arising, the undersigned hereby grant the Bank a security interest in the following property, including all substitutions and additions thereto, and the proceeds thereof (all, together with any other property in which the Bank shall at any time be given a security interest, hereinafter referred to as the "Collateral"):


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If, at the time of payment and discharge hereof, any of the undersigned shall be then directly or contingently liable to the Bank as maker, indorser, surety or guarantor of any other Note, bill of exchange, or other instrument, then the Bank may continue to hold any of the Collateral as security therefor, even though this Note shall have been surrendered to the undersigned. The Bank shall not be bound to take any steps necessary to preserve any rights in the Collateral against prior parties. If any obligation evidenced by this Note is not paid when due, the Bank may, at its option, demand, sue for, collect or make any compromise or settlement it deems desirable with reference to the Collateral, and shall have the rights of a secured party under the law of the State of Ohio, and the undersigned shall be liable for any deficiency.

DEFAULT

         Upon the occurrence of any of the following events:

         (1) the undersigned fails to pay any installment when due hereunder or to perform any obligation of the undersigned to the Bank;

         (2) the undersigned fails to do all things necessary to preserve and maintain the value and collectibility of the Collateral;

         (3) any event occurs and continues which constitutes a default by any of the undersigned under any other obligation to or agreement with the Bank;

         (4) the Collateral declines in value or becomes unsatisfactory to the Bank and the undersigned fails to furnish immediately upon demand additional Collateral satisfactory to the Bank;

         (5) any guarantor revokes its guaranty, or any event occurs and continues which constitutes a default by any guarantor under its guaranty;

         (6) the undersigned fails to furnish true and complete financial statements from time to time on request of the Bank;
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         (7) the death or dissolution of any of the undersigned, or any indorser, surety, accommodation party or guarantor;

         (8) any representation, warranty or other information given to the Bank by any of the undersigned, or by an indorser, surety, accommodation party or guarantor proves to be false, untrue or misleading; or

         (9) the Bank for any reason deems itself insecure with respect to the obligations evidenced hereby;

then the Bank may, at its option, without notice or demand, accelerate the maturity of the obligations evidenced hereby, which obligations shall become immediately due and payable and the undersigned shall no longer have the right to receive advances or readvances hereunder. In the event the Bank shall institute any action for the enforcement or collection of the obligations evidenced hereby, the undersigned agree to pay all costs and expenses of such action, including reasonable attorneys' fees, to the extent permitted by law.

GENERAL PROVISIONS

         All of the parties hereto, including the undersigned, and any indorser, surety, accommodation party or guarantor, hereby: (1) severally waive presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto; (2) consent that, without discharging or modifying the duties of any of them and without notice, the Bank may (A) extend the time of payment an unlimited number of times before or after maturity, (B) grant any other indulgence at any time and from time to time to any party hereto, (C) delay in exercising or omit to exercise any right against, or delay in taking or omit to take any action to collect from or pursue the Bank's remedies against, any party hereto, (D) release or modify any collateral, security or guaranties; and (3) severally waive any claim, right or remedy which such party may now have or hereafter acquire against any other party or parties hereto that arises hereunder and/or from the performance by such party hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Bank against the other party or parties, or any security which the Bank now has or hereafter acquires, whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. The Bank shall not be required to pursue any party hereto, including any guarantor, or to exercise any rights against any Collateral herefor before exercising any other such rights.

         The obligations evidenced hereby may from time to time be evidenced by another note or notes given in substitution, renewal or extension hereof. Any security interest or mortgage which secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.

         No waiver of any term or condition of this Note shall be effective unless in writing and signed by the party giving or granting the waiver. No amendment of any term or condition of this Note shall be effective unless in writing and signed by the undersigned and the Bank. No failure or delay on the part of the Bank in exercising any right, power or privilege under this Note, related loan documents or law nor any course of dealing, shall operate as a waiver of such right, power or privilege or preclude any other or further exercise thereof or of any other right, power or privilege.

         The captions used herein are for reference only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Ohio.

         The undersigned agree that, to the extent that any of the undersigned make a payment or payments to the Bank, or the Bank receives any proceeds of Collateral, which payment or payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any of the undersigned, its estate, trustee, receiver or any other party, including without limitation any guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligations under this Note or the part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

WARRANT OF ATTORNEY

         Each of the undersigned authorizes any attorney at law to appear in any Court of Record in the


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State of Ohio or in any other state or territory of the United States of
America after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against any one or more of the undersigned in favor of the Bank for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. No such judgment or judgments against less than all of the undersigned shall be a bar to a subsequent judgment or judgments against any one or more of the undersigned against whom judgment has not been obtained hereon, this being a joint and several warrant of attorney to confess judgment. The attorney at law authorized hereby to appear for each of the undersigned may be an attorney at law also representing the Bank, and each of the undersigned hereby expressly waive any conflict of interest that may exist by virtue of such representation.

WAIVER OF RIGHT TO TRIAL BY JURY

         EACH OF THE UNDERSIGNED ACKNOWLEDGES THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN ANY OF THE UNDERSIGNED AND THE BANK, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS NOTE ARISES MAKES ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, EACH OF THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS NOTE OR TO ANY OF THE INSTRUMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

                           Borrower:         The Kindt Collins Company

                                             By: /s/ Leo L. Kovachic
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                                             Name: Leo L. Kovachic
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                                             Title: President
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WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.